   As filed with the Securities and Exchange Commission on September 20, 2002
                              Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ASTA FUNDING, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                           22-3388607
--------------------------------------------------------------------------------
  (State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification number)


            210 Sylvan Avenue
       Englewood Cliffs, New Jersey                               07632
--------------------------------------------------------------------------------
     (Address of Principal Executive                            (Zip Code)
                 Offices)

                    Asta Funding, Inc. 2002 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 Mitchell Herman
                                210 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (201) 567-5648
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        Copy to: Steven M. Skolnick, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                            ------------------------


                         Calculation of Registration Fee
=================================== ====================== ====================== ======================= ======================
                                                                  Proposed               Proposed
       Title of Securities               Amount to be      Maximum Offering         Maximum Aggregate            Amount of
         to be Registered                 Registered          Price per Share       Offering Price (2)        Registration Fee
                                                           (2)
----------------------------------- ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, $.01 per share             500,000 (1)              $ 9.845              $ 4,922,500              $ 452.87
=================================== ====================== ====================== ======================= ======================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the 2002 Stock Option Plan.
(2) Estimated in accordance with Rule 457 solely for purpose of calculating the registration fee. The price shown is the average of the bid and asked price of the Common Stock on September 17, 2002 as reported on The Nasdaq National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

         (a) Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 and Form 10-KSB/A for the fiscal year ended September 30, 2001;

         (b) Our Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002;

         (c) Our Current Report filed on Form 8-K filed with the SEC on October 4, 2001;

         (d)      Our Proxy Statement dated March 29, 2002;

         (e) Our Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on November 13, 1995, registering the common stock under the Exchange Act; and

         (f) All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

Item 4.  Description of Securities

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers


         Our Certificate of Incorporation, as amended, and By-Laws provide that we shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of Asta Funding pursuant to our Certificate of Incorporation, as amended, and By-Laws and the DGCL, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Our Certificate of Incorporation, as amended, also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

         We have entered into indemnification agreements with each of our directors and executive officers.

Item 7.  Exemptions from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

         3.1 The Registrant's Certificate of Incorporation (incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 33-97212).

         3.1(a) Amendment to the Registrant's Certificate of Incorporation (incorporated by reference to the Registrant's Report on Form 10-QSB for the quarter ended March 31, 2002).

         3.2 The Registrant's By-Laws (incorporated by reference to the Registrant's Annual Report on Form 10-KSB for year ended September 30, 1999).

         5.1 Opinion of Lowenstein Sandler PC with respect to the legality of the Common Stock to be registered hereunder.

         10.1 The Registrant's 2002 Stock Option Plan (incorporated by reference to the Registrant's Report on Form 10-QSB for the quarter ended March 31, 2002).

         23.1     Consent of Independent Auditors, Eisner LLP

         23.2     Consent of Lowenstein Sandler PC (contained in Exhibit 5.1)

         24       Power of Attorney (included on page 5)

Item 9.  Undertakings

Undertaking Required by Regulation S-B, Item 512(a).

         (a)      The undersigned registrant hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Borough of Englewood Cliffs, State of New Jersey, on the 20th day of September, 2002.

                                              ASTA FUNDING, INC.

                                              /s/ Gary Stern
                                              ----------------------------------
                                              By: Gary Stern
                                                     President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Gary Stern and Mitchell Herman or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


Name                          Title                           Date
----                          -----                           ----

/s/ Gary Stern                President and Director          September 20, 2002
---------------------------   (principal executive officer)
Gary Stern


/s/ Mitchell Herman           Chief Financial Officer,        September 20, 2002
---------------------------   Secretary, Treasurer and
Mitchell Herman               Director (principal financial
                              and accounting officer)

/s/ Arthur Stern              Director                        September 20, 2002
---------------------------
Arthur Stern


/s/ Harvey Leibowitz          Director                        September 20, 2002
---------------------------
Harvey Leibowitz


/s/ Herman Badillo            Director                        September 20, 2002
---------------------------
Herman Badillo


/s/ General Buster Glosson    Director                        September 20, 2002
---------------------------
General Buster Glosson


/s/ Edward Celano             Director                        September 20, 2002
---------------------------
Edward Celano


/s/ Michael Feinsod           Director                        September 20, 2002
---------------------------
Michael Feinsod


/s/ David S. Slackman         Director                        September 20, 2002
---------------------------
David S. Slackman

                                INDEX TO EXHIBITS


Exhibit No.     Description

3.1 The Registrant's Certificate of Incorporation (incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 33-97212).

3.1(a) Amendment to the Registrant's Certificate of Incorporation (incorporated by reference to the Registrant's Report on Form 10-QSB for the quarter ended March 31, 2002).

3.2 The Registrant's By-Laws (incorporated by reference to the Registrant's Annual Report on Form 10-KSB for year ended September 30, 1999).

5.1 Opinion of Lowenstein Sandler PC with respect to the legality of the Common Stock to be registered hereunder.

10.1 The Registrant's 2002 Stock Option Plan (incorporated by reference to the Registrant's Annual Report on Form 10-KSB for year ended September 30, 1999).

23.1            Consent of Independent Auditors, Eisner LLP.

23.2            Consent of Lowenstein Sandler PC (contained in Exhibit 5.1).